UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

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To Our Valued Clients,

You may have seen that we received an unsolicited, non-binding, acquisition proposal.

As you know, we previously announced that we had entered into a definitive take-private agreement to be acquired by Trian and General Catalyst. This agreement was the result of a thoughtful and independent review process by the Special Committee of Janus Henderson’s Board of Directors. As described in our preliminary proxy statement, and as a part of this process, the Special Committee evaluated all proposals and determined none were actionable or superior to the transaction contemplated by the take-private agreement.

The Special Committee will evaluate the unsolicited, non-binding proposal, taking into account all terms and conditions, in accordance with the take-private agreement. Ultimately, the Special Committee will recommend what it believes to be in the best interests of our shareholders and the company.

The take-private agreement with Trian and General Catalyst remains in full force and effect, and the Board of Directors of Janus Henderson has not withdrawn or modified its recommendation that the shareholders of Janus Henderson vote in favor of the approval of the take-private agreement. The Special Committee and the Board of Directors continue to recommend that the shareholders of Janus Henderson vote in favor of the approval of the take-private agreement and the take-private transaction at the to be scheduled special meeting of shareholders. We are committed to a thorough and disciplined process and will provide updates as appropriate.

There is no change to the client consent process in connection with the Trian and General Catalyst transaction. All clients are urged to consent with respect to the Trian and General Catalyst take-private promptly when your formal solicitation is received. Any such consents will not have any effect on any other potential transaction.

Business will continue as usual as the Special Committee evaluates this proposal, and we do not expect any impact to our investment strategies or our client service. Our clients continue to come first—always, and we remain committed to investing in a brighter future together for all of our stakeholders.

If you have questions, please contact your Janus Henderson representative.

As always, we thank you for the trust you have placed in Janus Henderson Investors.

Regards,

Janus Henderson Investors

janushenderson.com

Forward Looking Statements

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026 and the Funds filed preliminary proxy statements with the SEC on February 17, 2026. Janus Henderson’s preliminary proxy statement is not final, and a definitive proxy statement (when available) will be sent or provided to Janus Henderson’s shareholders. The Funds’ preliminary proxy statement is not final, and a definitive proxy statement (when available) will be sent or provided to Fund shareholders. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on January 30, 2026. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement or Schedule 13E-3. This communication is not a substitute for any proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND

THE FUNDS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

With respect to Janus Henderson, Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. With respect to the Funds, the Funds and its manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Information about the trustees and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson or the Funds, as applicable, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the applicable proxy statement relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Janus Henderson Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. These Funds are not subject to Form 3 and 4 filings. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

March 4, 2026

Dear [Client],

As you may know, Janus Henderson has entered into a definitive agreement to go private by a group of investors led by Trian and General Catalyst, two firms that believe strongly in our culture, our business, our people, and our clients.

To enable Janus Henderson to continue to serve as our funds’ investment adviser upon the closing of the transaction, we must request shareholder approval of a new investment advisory agreement between Janus Henderson Investors and each fund.

Please see our press release for additional information and note that we do not expect any impact to our investments or client servicing as a result of this transaction. Indeed, we believe going private will allow the company to invest even more in our people, technology, and client service with a long-term view, and continue to build on our momentum serving you.

Given Trian’s long-standing ownership stake in Janus Henderson, it is anticipated that, following completion of the transaction, our business will be run substantially the same. However, this transaction will be deemed an “assignment” (under the Investment Company Act of 1940) of the advisory agreement between each fund and Janus Henderson.

The terms of the new advisory agreements are substantially identical to those of the current advisory agreements. There is no change in the fee rate. Fund investment strategies will remain the same, shareholders will continue to own the same fund shares, and the underlying value of those shares is not expected to change as a result of the transaction. The same investment teams will continue to manage the funds under the existing investment objectives and policies.

Janus Henderson has retained the industry-leading proxy solicitor, Alliance Advisors, who will be reaching out to shareholders directly to solicit their vote over the next several weeks, commencing the week of March 9. This solicitation can come in the form of physical mailings, emails, text messages, and phone calls.

We ask that financial advisors encourage their clients to vote their shares and return their proxy in a timely manner to avoid additional follow-up communication from our proxy solicitor.

Please note a joint Special Meeting of Shareholders will be held on Monday, May 18, 2026 in a virtual meeting format via live webcast. Shareholders may attend the Special Meeting of Shareholders online, vote their shares electronically, and submit questions by visiting www.votejhi.com/ETFs.

The Proxy Statement includes a detailed discussion of the proposals, which shareholders should read carefully.

If you have any questions, please reach out to your Janus Henderson contact.

As always, we thank you for the trust you have placed in Janus Henderson Investors.

Regards,

Michael Schweitzer

Head of North America and Asia Pacific Client Group

Janus Henderson Investors

janushenderson.com

Janus Henderson® and any other trademarks used herein are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

Forward Looking Statements

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, the funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. The funds do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause the funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, that the funds may be adversely affected by other economic, business, and/or competitive factors, volatility or disruption in financial markets and other risks, uncertainties, assumptions, and factors discussed in each funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the solicitation of proxies from fund shareholders, the funds filed definitive proxy statements with the SEC on March 2, 2026. The funds may also file other documents with the SEC regarding the solicitation of proxies from fund shareholders, including amendments to the proxy statements. This communication is not a substitute for any proxy statement or any other document that may be filed by the funds with the SEC. INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and other documents that are filed with the SEC by the funds free of charge from the SEC’s website at https://www.sec.gov.

Participants in the Solicitation

The funds and their manager, trustees and executive officers may be deemed to be participants in the solicitation of proxies from fund shareholders in connection with the proposed transaction. Information about the trustees and executive officers of the funds and their ownership of the funds is contained in each fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the funds, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the funds’ proxy statements. Free copies of the funds’ proxy statement and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov.

WEB AND RECORDED MESSAGING

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Please note we have partnered with Alliance Advisors as an industry-leading proxy solicitor to best serve you, our client, during the proxy approval process.

Alliance Advisors will be reaching out to ensure you have everything you need to cast your vote.

Shareholders may attend the Special Meeting of Shareholders online, vote their shares electronically, and submit questions by visiting www.votejhi.com/mutualfunds.

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Please note we have partnered with Alliance Advisors as an industry-leading proxy solicitor to best serve you, and your clients, during the proxy approval process. Alliance Advisors will be reaching out to your clients to make sure they have everything they need to cast their vote. For more information, visit:

•	Mutual Funds: www.votejhi.com/mutualfunds

•	ETFs: www.votejhi.com/ETFs

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Please note we have partnered with Alliance Advisors as an industry-leading proxy solicitor to best serve you, our client, during the proxy approval process.

To learn more, please visit www.votejhi.com/mutualfunds or press 4 to speak to a representative.

Please Cast Your 2026 Shareholder Vote Now

Why Are You Being Asked To Vote?

Janus Henderson has entered into a definitive agreement to go private with investors led by Trian and General Catalyst. Shareholder approval of new investment advisory agreement is required for Janus Henderson to continue serving as the funds' investment adviser after closing.

Voting opens March 9th, 2026

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Proxy Statements

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2026 Joint Special Meeting
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2026 Joint Special Meeting
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